Exhibit 99.1

LIONS GATE LIGHTING CORP. ('LNLT') COMPLETES ITS NAME CHANGE TO UMAMI SUSTAINABLE SEAFOOD INC. ('UMAM')

NEW YORK, Aug. 20 /PRNewswire/ -- Lions Gate Lighting Corp. (previously OTC BB- LNLT) today announced that it has completed its corporate name change to Umami Sustainable Seafood Inc. In connection with the name change, the Company also received approval by FINRA to begin trading under a new ticker symbol ("UMAM"), effective as of the open of business today.

The name more clearly reflects the Company's new business as a leading company in the production of sustainable sashimi grade bluefin tuna.

Umami is a word borrowed from the Japanese culture, meaning the harmonious fifth flavor. Umami can also mean good taste; delicious; skill and profit.